                                                                       EXHIBIT 6

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                           STOCK PURCHASE AGREEMENT


                                     among


                                 JAY S. WALKER

                                 an individual


                    JAY S. WALKER IRREVOCABLE CREDIT TRUST


                           POTTON RESOURCES LIMITED

                       a British Virgin Islands Company

                                      and

                           ULTIMATE PIONEER LIMITED

                       a British Virgin Islands Company

                      ___________________________________


                                  Dated as of

                                 June 5, 2001

                      ___________________________________


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

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of June 5,
                                               ---------
2001, by and among Mr. Jay S. Walker, an individual ("Walker") and the Jay S.
                                                      ------
Walker Irrevocable Credit Trust (the "Trust") (Walker and the Trust are each
                                      -----
referred to as a "Seller" and are collectively referred to as the "Sellers"),
                  ------                                           -------
Potton Resources Limited, a British Virgin Islands company ("PRL") and wholly
                                                             ---
owned subsidiary of Cheung Kong (Holdings) Limited, a Hong Kong corporation, and Ultimate Pioneer Limited, a British Virgin Islands company ("UPL") and wholly
                                                             ---
owned subsidiary of Hutchison Whampoa Limited, a Hong Kong corporation (PRL and UPL are each a "Purchaser", and collectively the "Purchasers").
                ---------                         ----------

          NOW, THEREFORE, the parties hereto hereby agree as follows.


                                  ARTICLE I.

                                  DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" shall mean, with respect to any person, any other person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, in the case of a person who is an individual, shall include (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement" shall have the meaning set forth in the Preamble.
           ---------

          "Applicable Law" shall mean, with respect to any person, any law,
           --------------
statute, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority to which such person or any of its subsidiaries is bound or to which any of their respective properties is subject.

          "Business Day" shall mean any day on which commercial banks are not
           ------------
authorized or required to close in New York City and Hong Kong.

          "Closing" shall have the meaning set forth in Section 2.2.
           -------

          "Common Stock" shall mean the common stock, par value $.008 per share,
           ------------
of the Company.

          "Company" shall mean priceline.com Incorporated, a Delaware
           -------
corporation.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations promulgated thereunder.

          "FEL" shall mean Forthcoming Era Limited, a British Virgin Islands
           ---
company and a wholly owned subsidiary of Hutchison Whampoa Limited.

          "Governmental Authority" shall mean any foreign, Federal, state or
           ----------------------
local court or governmental or regulatory authority.

          "HSR Act" shall mean Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended.

          "Indemnified Party" shall have the meaning set forth in Section 9.1.
           -----------------

          "Indemnifying Party" shall have the meaning set forth in Section 9.1.
           ------------------

          "Lien" shall mean any pledge, lien, claim, restriction, charge or
           ----
encumbrance of any kind.

          "NASD" shall mean the National Association of Securities Dealers, Inc.
           ----

          "Nasdaq Rules" shall mean the Marketplace Rules of the Nasdaq Stock
           ------------
 Market.

          "Notices" shall have the meaning set forth in Section 9.2.
           -------

          "Permitted Transferee" shall mean, as to either Purchaser, (i) the
           --------------------
other Purchaser, (ii) PPG, (iii) FEL, (iv) any wholly-owned subsidiary of Hutchison Whampoa Limited and (v) any wholly-owned subsidiary of Cheung Kong (Holdings) Limited.

          "Permitted Liens" shall mean: (i) liens for Taxes and other
           ---------------
governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (iii) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection.

          "person" shall mean any individual, partnership, corporation, limited
           ------
liability company, joint venture, association, joint- stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

          "Original Company Stock Purchase Agreement" shall mean the Stock
           -----------------------------------------
Purchase Agreement dated as of February 15, 2001, among the Company and the Original Purchasers.

          "Original Purchasers" shall mean PPG and FEL.
           -------------------

          "PPG" shall mean Prime Pro Group Limited, a British Virgin Islands
           ---
company and a wholly owned subsidiary of Cheung Kong (Holdings) Limited.

          "Purchaser" shall have the meaning set forth in the Preamble.
           ---------

          "Shares" shall have the meaning set forth in Section 2.1 hereof.
           ------

          "Securities" shall mean the Shares and any other Common Stock of the
           ----------
Company.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations thereunder.

          "Stockholders' Agreement" shall mean the Stockholders' Agreement dated
           -----------------------
as of the date hereof, among the Company, the Original Purchasers and the Purchasers.

          "subsidiary" shall mean, with respect to any person, (a) a corporation
           ----------
a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person or (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner, or any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of the directors or other governing body, or (iii) the power to direct or cause the direction of the affairs or management. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

          "Taxes" shall mean all foreign, federal, state and local taxes,
           -----
including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date.

                                  ARTICLE II.

                               SALE AND PURCHASE

          Section 2.1 Sale of Shares. On the Closing Date, upon the terms and
                      --------------
subject to the satisfaction of all the conditions to Closing set forth in this Agreement, each Seller shall sell to each Purchaser, severally and not jointly, and each Purchaser shall purchase and accept from each Seller, payable in immediately available funds, the number of shares of Common Stock set forth opposite each Purchaser's name on Exhibit A hereto, at a purchase price of $4.37 per share (the aggregate number of shares of Common Stock being sold hereinafter being referred to herein as the "Shares").
                  ------

          Section 2.2    Closing.
                         -------

                         (a) The closing of the purchase and sale of the Shares
hereunder (the "Closing") shall take place three (3) Business Days after the
                -------
satisfaction of all the conditions to Closing set forth in Article VII (the "Closing Date"), at the offices of Dewey Ballantine LLP, 1301 Avenue of the
 ------------
Americas, New York, NY 10019, or at such other time and place as the parties hereto shall agree in writing.

                         (b) At the Closing (i) each Purchaser shall deposit
into one or more bank accounts designated by each Seller, by wire transfer of immediately available funds, an amount equal to the purchase price of the Shares being purchased by such Purchaser from such Seller pursuant to Section 2.1 and
(ii) such Seller shall deliver to each Purchaser, against payment of the purchase price therefor, a stock certificate or stock certificates representing the Shares being purchased from such Seller by such Purchaser pursuant to
Section 2.1. The stock certificates shall be duly endorsed or accompanied by appropriate stock powers duly endorsed in blank and evidence of payment of any applicable stock transfer tax which may be incurred as a result of the transfer of the Shares.

                                 ARTICLE III.

                        REPRESENTATIONS AND WARRANTIES
                                OF THE SELLERS

          Each Seller represents and warrants, as to itself only and severally and not jointly, to the Purchasers as follows (except that the representation in Section 3.6 is made only by Walker):

          Section 3.1    Authorization; Enforceability. Such Seller has duly
                         -----------------------------
executed and delivered this Agreement. This Agreement constitutes, assuming due execution by the other parties hereto, the legal, valid and binding obligation of such Seller enforceable against him or it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          Section 3.2    No Violation; Consents.
                         ----------------------

                         (a) The execution, delivery and performance by such
Seller of this Agreement and the consummation of the transactions contemplated hereby does not and will not contravene any Applicable Law and will not (x) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement or other agreement or instrument to which such Seller is a party or by which either he or it or his or its properties or assets is subject or (y) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of such Seller's properties or assets.

                         (b) Except for filings and clearance under the HSR Act
and, if required, approval of stockholders of the Company under the Nasdaq Rules, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by such Seller for the execution, delivery and performance of this Agreement, or the consummation by such Seller of any of the transactions contemplated hereby.

          Section 3.3    Litigation. Except as disclosed in Schedule 3.3, the
                         ----------
sale of the Shares pursuant to this Agreement has not been, and has not been threatened to be, restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse conditions have been imposed thereon by any Governmental Authority or arbitrator.

          Section 3.4    No Integrated Offering. Neither such Seller, nor any
                         ----------------------
person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require the registration of the Shares under the Securities Act.

          Section 3.5    Ownership of Shares. All of the Shares are on the date
                         -------------------
hereof (except as disclosed in Schedule 3.5), and all of the Shares (without exception) will be as of the Closing Date, duly authorized and validly issued, fully-paid and non-assessable, with no personal liability attaching to the ownership thereof and free and clear of any taxes, liens or other claims or encumbrances. Assuming the truth and accuracy of each Purchaser's representations and warranties contained in Article IV, the offers and sales of the Shares as contemplated hereby and the deliveries to the Purchasers of the Shares are exempt from registration under the Securities Act and under applicable state securities and "blue sky" laws. Such Seller is the sole record and beneficial owner of such Shares and, except for the shares of Common Stock listed on Schedule 3.5, such Shares constitute all of the shares of the Common Stock owned beneficially or of record by such Seller. Upon delivery by such Seller of the certificates representing the Shares being sold by such Seller and payment therefor by the Purchasers as provided in Section 2.2 hereof, the Purchasers will acquire valid and marketable title to such Shares free and clear of any claims or encumbrances, except for restrictions on transfer imposed by the Securities Act and state securities laws and any restrictions arising as a result of the Purchasers.

          Section 3.6    Additional Representation. Walker has no actual
                         -------------------------
knowledge, without having made any inquiry, of any facts or circumstances that would have a material adverse effect on the Company's and its subsidiaries', taken as a whole, financial condition or results of operations, except as disclosed in the Company's reports and filings under the Exchange Act or the Securities Act filed prior to the date hereof or on the disclosure schedules to the Original Company Stock Purchase Agreement.

                                  ARTICLE IV.

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Each of the Purchasers hereby represents and warrants, each as to itself only and each severally and not jointly, to the Sellers as follows:

          Section 4.1    Organization and Standing; Authorization;
                         -----------------------------------------
Enforceability; No Violations.
-----------------------------

                         (a) Such Purchaser is duly organized, validly existing
and in good standing as a domestic corporation under the laws of the British Virgin Islands and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

                         (b) Such Purchaser has the corporate power to execute,
deliver and perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and to consummate the transactions contemplated hereby. No other corporate proceedings on the part of such Purchaser are necessary therefor.

                         (c) Such Purchaser has duly executed and delivered this
Agreement. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                         (d) The execution, delivery and performance by such
Purchaser of this Agreement and the consummation of the transactions contemplated hereby does not and will not contravene any Applicable Law and will not (x) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement or other agreement or instrument to which such Purchaser is a party or by which either it or its properties or assets is subject or (y) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of such Purchaser's properties or assets.

          Section 4.2    Consents. Except for filings and clearance under the
                         --------
HSR Act, or, if required under the Nasdaq Rules, stockholder approval, no consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by such Purchaser for the execution, delivery and performance by such Purchaser of this Agreement or the consummation by the Purchaser of any of the transactions contemplated hereby.

          Section 4.3    Investment Representations. Such Purchaser is capable
                         --------------------------
of evaluating the risks and merits of its investment in the Shares and has the capacity to protect its owns interests. Such Purchaser is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and has no present intention of selling or distribution of the Shares. It understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Purchaser acknowledges that because they have not been registered under the Securities Act, the Shares it is purchasing must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

                                  ARTICLE V.

                           COVENANTS OF THE SELLERS

          Section 5.1    Agreement to Take Necessary and Desirable Actions. Each
                         -------------------------------------------------
Seller shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary, desirable or reasonably requested by the Purchasers in order to consummate or implement as expeditiously as practicable the transactions contemplated hereby; provided, however, that notwithstanding the foregoing or any of the other covenants contained in this Article V, such Seller shall have no obligation with respect to obtaining or assisting to obtain any approval of the Company's stockholders that may be required under Rule 4350(i) of the Nasdaq Rules.

          Section 5.2    Other Consents and Approvals. Each Seller shall (a) use
                         ----------------------------
commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and other persons required in connection with the execution, delivery and performance by such Seller of this Agreement, any other document or any of the transactions contemplated hereby or thereby, and (b) assist and cooperate with the Purchasers and the Company in preparing and filing all documents required to be submitted by the Purchasers or the Company to any Governmental Authority in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Purchasers or the Company in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Purchasers and the Company all information concerning such Seller that counsel to the Purchasers or the Company reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

          Section 5.3    Compliance with Conditions; Commercially Reasonable
                         ---------------------------------------------------
Efforts. Each Seller shall use commercially reasonable efforts to cause all of
-------
the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of such Seller to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Seller shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law, including under the HSR Act, to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

          Section 5.4    Sale of Additional Shares of Common Stock. In the event
                         -----------------------------------------
that any of the shares of Common Stock that are subject to Liens set forth in the Consulting/Option Agreements identified in items 4(d)-(g) on Schedule 3.5 shall cease to be subject to such Liens, Walker shall not sell, short sell, pledge, assign or otherwise convey or transfer, directly or indirectly or by means of any derivatives transaction, any record or beneficial interest in such shares for a period of one year commencing on the Closing Date.

                                  ARTICLE VI.

                          COVENANTS OF THE PURCHASERS

          Section 6.1    Agreement to Take Necessary and Desirable Actions. Each
                         -------------------------------------------------
Purchaser shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary, desirable or reasonably requested by the Sellers in order to consummate or implement as expeditiously as practicable the transactions contemplated hereby.

          Section 6.2    Other Consents and Approvals. Each Purchaser shall (a)
                         ----------------------------
use commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and other persons required in connection with the execution, delivery and performance by such Purchaser of this Agreement, any other document or any of the transactions contemplated hereby or thereby, and (b) assist and cooperate with the Sellers and the Company in preparing and filing all documents required to be submitted by the Sellers or the Company to any Governmental Authority in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Sellers or the Company in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Sellers and the Company all information concerning such Purchaser that counsel to the Sellers or the Company reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

          Section 6.3    Compliance with Conditions; Commercially Reasonable
                         ---------------------------------------------------
Efforts. Each Purchaser shall use its commercially reasonable efforts to cause
-------
all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of such Purchaser and the Company to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Purchaser shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law, including under the HSR Act, to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including requesting in its filing under the HSR Act early termination of the waiting period thereunder.

                                 ARTICLE VII.

                             CONDITIONS TO CLOSING

          Section 7.1    Conditions to Each Party's Obligations. The obligations
                         --------------------------------------
of each party hereunder required to be performed at the Closing shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (any of which maybe waived, to the extent permitted by law, by all of the parties):

          (a) To the extent required, the approval by the stockholders of the Company under Rule 4350(i) of the Nasdaq Rules (it being understood that this paragraph (a) shall not affect any party's right to terminate this Agreement in accordance with Section 8.1 prior to obtaining such approval).

          (b) Any waiting period under the HSR Act applicable to the consummation of the purchase and sale of Shares hereunder shall have expired or been terminated early.

          (c) No action or proceeding shall be pending before a court or other Governmental Authority to restrain or prohibit any of the transactions contemplated hereby.

          Section 7.2    Conditions to Purchasers' Obligations. The obligations
                         -------------------------------------
of each Purchaser required to be performed at the Closing shall be subject to the additional conditions (any of which may be waived, to the extent permitted by law, by the Purchasers):

          (a) The representations and warranties of the Sellers contained in this Agreement, or in any Schedule attached hereto, shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of such date, and the Sellers shall have delivered to the Purchasers a certificate, dated as of the Closing Date, to such effect.

          (b)  Either (i) the Company shall have delivered to the Purchasers,
(A) a legal opinion satisfactory to the Purchasers, (B) written confirmation from the NASD (unless such confirmation is subject to further conditions or actions that may be imposed by the NASD on the Company, the Purchasers or the Original Purchasers) or (C) other confirmation satisfactory to the Purchasers in their sole discretion, that the Closing of the purchase of the Shares will not require approval of stockholders of the Company in order to avoid violation of Rule 4350(i) of the Nasdaq Rules or (ii) if such stockholders' approval or any other condition or action is required by the NASD, such approval, condition or action shall have been obtained, satisfied or taken (it being understood that this subparagraph (ii) shall not affect any party's right to terminate this Agreement in accordance with Section 8.1 prior to obtaining, satisfying or taking any such approval, condition or action).

          Section 7.3    Conditions to Sellers' Obligations. The obligations of
                         ----------------------------------
each Seller required to be performed at the Closing shall be subject to the additional condition (which may be waived, to the extent permitted by law, by the Sellers) that the representations and warranties of the Purchasers contained in this Agreement or in any Schedule attached hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of such date, and the Purchasers shall have delivered to the Sellers a certificate, dated as of the Closing Date, to such effect.

          Section 7.4    Parties' Election. If the conditions set forth in
                         -----------------
Section 7.1(c) or 7.2(a) (other than with respect to the representation and warranty in Section 3.6) cannot be satisfied with respect to a portion of the Shares, the Purchasers shall each have the right to elect, in their sole discretion, to proceed with the purchase of the remainder of the Shares which are not subject to such failure of a condition, otherwise on the terms and subject to the conditions of this Agreement.

                                 ARTICLE VIII.

                                  TERMINATION

          Section 8.1.   Termination. This Agreement may be terminated and the
                         -----------
transactions herein contemplated may be abandoned at any time prior to or at the
Closing: (a) by mutual consent of the Sellers and the Purchasers; (b) by the Sellers, if there has been a material misrepresentation or a material breach by a Purchaser of a warranty or covenant herein and the material breach is not cured by the breaching party within 20 days of receiving notice thereof from the Sellers; (c) by the Purchasers, if there has been a material misrepresentation or a material breach by a Seller of a warranty or covenant herein and the material breach is not cured by the breaching party within 20 days of receiving notice thereof from the Purchasers; (d) by any party if any applicable HSR Act waiting period referred to in Section 7.1(b) shall not have expired or been terminated on or prior to July 24, 2001; (e) by any party if the condition referred to in Section 7.2(b)(i) shall not have been satisfied by the close of business Eastern Time on July 10, 2001, or, if earlier, upon issuance by the NASD of a written determination, reasonably determined by the Company, the Purchasers and the Sellers to be final, that stockholders' approval will be required under Rule 4350(i) of the Nasdaq Rules for the purchase of the Shares; or (f) by any party if the Closing has not occurred on or prior to July 27, 2001.

          Section 8.2    Effect of Termination. If this Agreement is terminated
                         ---------------------
pursuant to Section 8.1, all further obligations of the Sellers and the Purchasers under this Agreement shall terminate without further liability of the Sellers or the Purchasers, provided, that in no event shall termination of this Agreement limit or restrict the rights and remedies of any party against any other party which has breached the provisions of this Agreement prior to termination hereof.

                                  ARTICLE IX.

                                 MISCELLANEOUS

          Section 9.1    Survival of Representations and Warranties.
                         ------------------------------------------

                         (a)  All representations, warranties, and agreements
(except agreements which are expressly required to be performed and are performed in full on or before the Closing) contained in this Agreement shall survive the Closing for a period of 12 months from the Closing Date, except that, with respect to claims asserted pursuant to this Section 9.1 before the expiration of the applicable representation, warranty and agreements such claims shall survive until the date they are finally liquidated or otherwise resolved. All covenants shall survive in accordance with their own terms. All statements as to factual matters contained in any certificate executed and delivered by the parties pursuant hereto shall be deemed to be representations, warranties and covenants by such party hereunder. No claim may be commenced under this Section
9.1 (or otherwise) following expiration of the applicable period of survival, and upon such expiration the Indemnifying Party shall be released from all liability with respect to claims under each such section not theretofore made by the Indemnifying Party. No right of indemnity against any claim of a third party shall arise from any representation, warranty or covenant of an Indemnifying Party herein contained, unless such third party claim is filed or lodged against the Indemnified Party on or prior to the expiration of the applicable period of survival provided above, and all other conditions hereunder are satisfied. A claim shall be made or commenced hereunder by the Indemnified Party delivering to the Indemnifying Party a written notice specifying in reasonable detail the nature of the claim, the amount claimed (if known or reasonably estimable), and the factual basis for the claim.

                         (b)  (i)  Each Seller, separately and not jointly,
agrees to indemnify and hold harmless, on an after-Tax basis, each of the Purchasers and its partners, Affiliates, officers, directors, employees and duly authorized agents and each of their affiliates and each other person controlling such Purchaser or any of its Affiliates within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act and any partner of any of them from and against all losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding by any person to which any party indemnified under this clause may become subject which is related to or arises out of any breach of the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4 and 3.5 of this Agreement by such Seller and will reimburse each of the Purchasers and any other party indemnified under this clause for all reasonable out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by each Purchaser or any such other party indemnified under this clause and further agrees that the indemnification and reimbursements commitments herein shall apply whether or not such Purchaser or any such other party indemnified under this clause is a formal party to any such lawsuits, claims or other proceedings. The foregoing provisions are expressly intended to cover reimbursement of legal and other expenses incurred in a deposition or other discovery proceeding.

                              (ii) Notwithstanding the foregoing clause (i),
such Seller shall not be liable to any party otherwise entitled to indemnification pursuant thereto: (A) in respect of any loss, claim, damage, liability or expense to the extent the same is determined, in final judgment by a court having jurisdiction, to have resulted from the gross negligence or willful misconduct of such party or (B) for any settlement effected by such party without the written consent of such Seller, which consent shall not be unreasonably withheld or delayed.

                         (c)  If a person entitled to indemnity hereunder (an
"Indemnified Party") asserts that any party hereto (the "Indemnifying Party")
 -----------------                                       ------------------
has become obligated to the Indemnified Party pursuant to Section 9.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party agrees to notify the Indemnifying Party promptly and to cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceeding, including making available any information, documents and things in the possession of the Indemnified Party which are reasonably necessary therefor.

                    Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been materially prejudiced as a result of such failure or delay.

                         (d)  In fulfilling its obligations under this Section
9.1, after providing each Indemnified Party with a written acknowledgment of any liability under this Section 9.1 as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion deem appropriate; provided, however, that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party will not consent to any settlement imposing any obligations on any other party hereto, unless such party has consented in writing to such settlement. Notwithstanding anything to the contrary contained herein, the Indemnifying Party may retain one firm of counsel to represent all Indemnified Parties in such claim, action or proceeding; provided, however, that in the event that the defendants in, or targets of, any such claim, action or proceeding include more than one Indemnified Party, and any Indemnified Party shall have reasonably concluded, based on the opinion of its own counsel, that there may be one or more legal defenses available to it which are in conflict with those available to any other Indemnified Party, then such Indemnified Party may employ separate counsel to represent or defend it or any other person entitled to indemnification and reimbursement hereunder with respect to any such claim, action or proceeding in which it or such other person may become involved or is named as defendant and the Indemnifying Party shall pay the reasonable fees and disbursement of such counsel. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to direct the defense or investigation of such claim, action or proceeding if (A) in the written opinion of counsel to the Indemnified Party, use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a conflict of interest, or (B) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time (as determined in the light of the facts and circumstances surrounding such event), but in no event shall such time exceed twenty (20) Business Days, after notice of the assertion of any such claim or institution of any such action or proceeding. In all other situations, the Indemnified Party shall have the right to participate in the defense or investigation of such claim, action or proceeding if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or if the fees and expenses of counsel for the Indemnified Party shall be borne by the Indemnified Party.

                         (e)  If for any reason (other than the gross negligence
or willful misconduct referred to in subclause (b)(ii) above) the foregoing indemnification by a Seller is unavailable to any Indemnified Party or is insufficient to hold it harmless as and to the extent contemplated by subclauses
(b), (c) and (d) above, then such Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Seller, on the one hand, and the Purchasers and any other applicable Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

          Section 9.2    Notices. All notices, demands, requests, consents,
                         -------
approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile, provided the sender receives evidence of complete transmission without error. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

                   If to the Sellers, as follows:

                            Mr. Jay Walker
                            Walker Digital, L.L.C.
                            Five High Ridge Park
                            Stamford, Connecticut 06905

                            Attention:  Jay Walker
                            Facsimile:  (203) 461-7188

                  with a copy (which shall not constitute notice) to:

                            Skadden, Arps, Slate, Meagher & Flom LLP
                            One Rodney Square
                            Wilmington, Delaware 19801

                            Attention:  Patricia Moran, Esq.
                            Facsimile:  (302) 651-3001

                   If to the Purchasers, as follows:

                            Ultimate Pioneer Limited
                            Offshore Incorporations Limited
                            P.O. Box 957
                            Offshore Incorporations Centre
                            Road Town, Tortola
                            British Virgin Islands

                   with a copy to:

                            Hutchison Whampoa Limited
                            22/F Hutchison House
                            10 Harcourt Road Central
                            Hong Kong

                            Attention:  Company Secretary
                            Facsimile:  (852) 2128 1778

                   and:

                              Potton Resources Limited
                              c/o 8/F, Cheung Kong Center
                              2 Queen's Road Central
                              Hong Kong

                              Attention: Mr. Edmond Ip
                              Facsimile: (852) 2845 2057

               Section 9.3    Governing Law. This Agreement and the rights and
                              -------------
obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts within the County of New York in the State of New York.

               Section 9.4    Entire Agreement. This Agreement (including all
                              ----------------
agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties or their Affiliates, whether oral or written, with respect to the subject matter hereof.

               Section 9.5    Modifications and Amendments. No amendment,
                              ----------------------------
modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

               Section 9.6    Waivers and Extensions. Any party to this
                              ----------------------
Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

               Section 9.7    Titles and Headings. Titles and headings of
                              -------------------
sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

               Section 9.8    Exhibits and Schedules. Each of the annexes,
                              ----------------------
exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

               Section 9.9    Expenses; Brokers. Each party shall pay its own
                              -----------------
costs and expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby, including without limitation, fees and disbursements of counsel, financial advisors and accountants. The Sellers shall pay any and all stamp, transfer and other similar Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the transfer of the Shares, and shall save and hold each of the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes. Each of the parties represents to the others that neither it nor any of its Affiliates has used a broker or other intermediary, in connection with the transactions contemplated by this Agreement for whose fees or expenses any other party will be liable and respectively agrees to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any such fees or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

               Section 9.10   Press Releases and Public Announcements. All press
                              ---------------------------------------
releases and similar public announcements relating to the transactions contemplated by this Agreement and the Stockholders' Agreement shall be made after mutual consultation among the Sellers and the Purchasers, except to the extent that such disclosure is required by law or by stock exchange regulation; provided that any such required disclosure shall only be made to the extent required by such law or regulation.

               Section 9.11   Assignment; No Third Party Beneficiaries. This
                              ----------------------------------------
Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Sellers or the Purchasers without the prior written consent of the other parties hereto; provided that each Purchaser may assign or delegate its rights, duties and obligations hereunder to a Permitted Transferee or to such other person as may be reasonably satisfactory to the Sellers. Except as provided in the preceding sentence, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other parties hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Sections 9.1 and 9.11.

               Section 9.12   Severability. This Agreement shall be deemed
                              ------------
severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

               Section 9.13   Counterparts; Facsimile. This Agreement may be
                              -----------------------
executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. All documents and closing deliveries for the transactions contemplated by this Agreement may be delivered by a party at the Closing via facsimile; provided, that, the originally executed signature pages and original documents are delivered to the appropriate parties within five (5) Business Days following the Closing.

               Section 9.14   Further Assurances. Each party hereto, upon the
                              ------------------
request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Sellers, such acts, instruments and documents as may be necessary or desirable to convey and transfer to each Purchaser the Shares to be purchased by it hereunder.

               Section 9.15 Remedies Cumulative; No Consequential Damages. The
                            ---------------------------------------------
remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto. In no event shall any party be liable to another party or to any indemnitee hereunder for any special or consequential damages arising in connection with this Agreement or the purchase and sale of the Shares pursuant hereto.

                                     * * *

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                                  ___________________________
                                  Jay S. Walker


                                  JAY S. WALKER IRREVOCABLE
                                  CREDIT TRUST



                                  By:________________________
                                     Name:
                                     Title:


                                  POTTON RESOURCES LIMITED



                                  By:________________________
                                     Name:
                                     Title:


                                  ULTIMATE PIONEER LIMITED



                                  By:________________________
                                     Name:
                                     Title:

                                   EXHIBIT A
                                   ---------


Shares to be Purchased
----------------------

                                                                    Aggregate
       Purchaser                   Sellers        No. of Shares   Purchase Price
       ---------                   -------        -------------   --------------


Potton Resources Limited        Jay S. Walker        9,110,843   $ 39,814,383.91

Potton Resources Limited        Jay S. Walker        3,403,169   $ 14,871,848.53
                          Irrevocable Credit Trust

Ultimate Pioneer Limited        Jay S. Walker        9,110,843   $ 39,814,383.91

Ultimate Pioneer Limited        Jay S. Walker        3,403,168   $ 14,871,844.16
                          Irrevocable Credit Trust

                                                   =============================
Total                                               25,028,023   $109,372,460.51